EXHIBIT 10.27
-------------

               AMENDMENT TO OFFICIAL ORGANIZER/PROMOTER AGREEMENT
               --------------------------------------------------
            BETWEEN CART, INC. AND ROCKINGHAM MOTOR SPEEDWAY LIMITED
            --------------------------------------------------------


THIS AMENDMENT is made as of the sixteenth day of August, 2002 by and between Rockingham Motor Speedway Limited ("Organizer/Promoter") and CART, Inc., a Michigan corporation with principal offices located at 5350 Lakeview Parkway South Dr., Indianapolis, IN 46268 ("CART"). The parties hereby agree that the following provisions shall be incorporated into the Official Organizer/Promoter Agreement dated July 3, 2000 (the "Sanction Agreement"), as if set forth therein in their entirety.

I. Paragraph 5 of the Sanction Agreement shall be amended to read in its entirety as follows:

         "5. Provided that CART provides not less than eighteen (18) bona fide Entrants for the 2002 Competition, the total Organization and Rights Fee payable for the 2002 Competition shall be Two Million Eight Hundred Thousand ($2,800,000.00) Dollars and shall be paid to CART as follows:

         A. Organizer/Promoter shall pay to CART the full Two Million Eight Hundred Thousand ($2,800,000) Dollars, plus any agreed expenses due to CART, less any agreed expenses due to Rockingham (the agreed chart of expenses and credits is attached as Exhibit 1) within thirty days following the scheduled date of the 2002 Event.

         B. Rockingham shall present to CART by August 31, 2002 an irrevocable standby documentary Letter of Credit containing terms and conditions agreeable to CART and the Organizer/Promoter, for the net amount shown in Exhibit 1 attached. Said Letter of Credit shall expire not earlier than sixty days after the date of the 2002 Event. It is understood that this Letter of Credit is intended to provide security for the payment due pursuant to Paragraph 5A. of this Sanction Agreement. CART shall be entitled to draw upon the Letter of Credit in the event that (i) CART has provided not less than eighteen (18) bona fide Entrants for the 2002 Competition and
                  (ii) the promoter fails to pay the full amounts under this Paragraph 5A. within 30 days from the date of the 2002 Event."

II. A new Paragraph 51 shall be added to the Sanction Agreement and shall read in its entirety as follows:

         "51. Organizer/Promoter and CART hereby agree that, following the 2002 Event, they shall commence negotiations in good faith to finalize the revised terms and conditions of this Sanction Agreement for the Events to be held in 2003 through 2006 with a view to reaching such agreement no later than November 1, 2002. If, by such date, no such agreement is reached, either party may terminate this Sanction Agreement by written notice to the other party given by November 14, 2002. Upon such termination, neither party shall have any obligation or liability to the other under this Sanction Agreement in respect of future Events, but without prejudice to any liability arising prior to the date of such termination. Notwithstanding the foregoing, if no agreement as to the revised terms and conditions is reached by November 1, 2002 and no notification of termination has been given by November 14, 2002, this Sanction Agreement, as amended by the Amendment Agreement between the parties dated August 16, 2002, shall continue in full force and effect."

III. A new Paragraph 52 shall be added to the Sanction Agreement and shall read in its entirety as follows:

         "52 For the 2002 event, CART hereby undertakes to perform the following obligations of Organizer/Promoter and CART will be entitled to any revenues therefrom:

         A. All obligations under Paragraphs 1A. and 1E. of Schedule H of the Sanction Agreement, and with respect to the freight transportation only, CART will undertake the obligations under Paragraph 1C. of Schedule H of this Sanction Agreement.

         B. With respect to the freight transportation movement CART will undertake the payment required in Paragraph 1D. of Schedule H of this Sanction Agreement.

         C. CART shall obtain and make payment for the freight insurance required under Paragraph 1H. of Schedule H of this Sanction Agreement.

         D. In undertaking the obligations and payments above, CART shall use its best efforts to keep the Organizer/Promoter reasonably informed as to the status of these issues and to keep the expenses related to the requirements of Schedule H as low as practicable.

         E. For the 2002 event, regarding the section of Schedule H entitled "Accommodations" the reference to "seven (7) nights" shall be changed to "six (6) nights" and the subsequent reference to "eight (8) nights" shall be changed to "seven (7) nights". "

IV. Paragraph 10A of the Sanction Agreement shall be amended by the addition to the end of such paragraph of the following new sentence:

                  "Notwithstanding anything in this Agreement to the contrary, provided that the Letter of Credit referred to in Paragraph 5 is delivered by the required date in executed form, in no circumstances shall Organizer/Promoter be liable for liquidated damages under this Paragraph 10A in connection with the 2002 Event and, for the purposes of liquidated damages under Paragraph 12C, the fee for the 2003 event shall be deemed to be $2,800,000."


V. Paragraph 12A of the Sanction Agreement shall be amended to read in its entirety as follows:

         "12.A.   CART shall be responsible for providing not less than eighteen
                  (18) bona fide Entrants for the 2002 Competition. For all subsequent Competitions, CART shall be responsible for providing not less than twenty (20) bona fide Entrants. If CART provides less than 18 bona fide Entrants for the 2002 Competition, the Organization and Rights Fee payable for the 2002 Competition shall not be payable and CART shall not be entitled to draw on the Letter of Credit referred to in Paragraph 5A. If CART is unable to provide the specified number of bona fide Entrants for any Competition, Organizer/Promoter shall have the right to cancel such Competition, providing that Organizer/Promoter first informs CART in writing of such intent, and provided further that the specified number of bona fide entries have not been received within seven (7) days after receipt by CART of such notice. If Organizer/Promoter, under these circumstances, exercises this cancellation right, CART will reimburse Organizer/Promoter the portion of the Organization and Rights Fee theretofore paid for such Competition."

VI. Paragraph 42 of the Sanction Agreement shall be amended to read in its entirety as follows:

         "42. Nothing contained herein shall be construed to place CART in the relationship of a partner or joint venturer with Organizer/Promoter, and neither party shall have any power to obligate or bind the other party in any manner whatsoever other than as specifically provided for herein. Neither party undertakes by this Sanction Agreement to perform any obligations of the other, whether regulatory or contractual, or to assume any responsibility for the other's business or operations. In the event that it is held that this Sanction Agreement has created a partnership or joint venture between the parties, and a third party makes a claim against one of the parties based solely on the finding of a partnership or joint venture, the party who would be responsible for the liability, but for such a finding, shall indemnify and hold the other party harmless for such claim."

VII. Paragraph 45 of the Sanction Agreement shall be amended to read in its entirety as follows:

         "45. Any notice or written communication required or permissible hereunder shall be sent registered mail (or certified mail with return receipt), postage prepaid, and by facsimile, addressed as follows:

                  To CART:
                  Attn: Timothy A. Mayer, Vice President, Promoter Operations With Copy to: J. Carlisle Peet III, Esq., Chief Legal Officer

                  Championship Auto Racing Teams, Inc.
                  5350 W. Lakeview Parkway South Drive
                  Indianapolis, IN  46268
                  United States of America
                  Facsimile Number: +1-317-715-4110

                  To Organizer/Promoter:
                  Attn: Nigel Reed, Finance Director
                  With Copy to: Peter Middleton, Chairman

                  Rockingham Motor Speedway Limited
                  Mitchell Road
                  Corby NN17 5AF England
                  Facsimile Number: +44-1536-271-566"

VIII. Paragraph 46 of the Sanction Agreement shall be amended by the addition of the following new sub-paragraph 46E.:

         "E. Each party shall be entitled to set off any amount due and payable to it by the other party against any amount due and payable by it to the other party."

IX. Except as otherwise stated in this Amendment, each party shall continue to be responsible for its own obligations for each Event as set forth by the terms of the Sanction Agreement.

X. Except as specifically modified herein, the terms of the Sanction Agreement are hereby ratified in their entirety.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

CART, INC.

August 16, 2002

By: /s/ Timothy A. Mayer
    --------------------
Timothy A. Mayer
Vice President, Promoter Operations


ROCKINGHAM MOTOR SPEEDWAY LIMITED

August 16, 2002

By: /s/ Nigel Hards
    -----------------
Nigel Hards
Operations Director

EXHIBIT 1 TO ROCKINGHAM AMENDMENT

The amounts listed represent satisfaction in full of the items below.
             DUE TO CART FROM RMS

-----------------------------------------------------------------------------------------------------
    DATE                             NARRATIVE                          (POUND)             $
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 19-Nov-01  Tire Testing. CART Charge to RMS. 1/3rd of costs.                             56,065.00
-----------------------------------------------------------------------------------------------------
 17-Sep-01  Participant Accident Insurance (2001 Event)                                   13,302.00
-----------------------------------------------------------------------------------------------------
 14-Sep-02  Participant Accident Insurance (2002 Event)                                   26,765.00
-----------------------------------------------------------------------------------------------------
 14/09/2002 Sanction Fee 2002                                                          2,800,000.00
-----------------------------------------------------------------------------------------------------
                                DUE TO CART FROM RMS                                  $2,840,067.00
-----------------------------------------------------------------------------------------------------

             DUE FROM CART TO RMS

-----------------------------------------------------------------------------------------------------
    DATE                             NARRATIVE                          (POUND)             $
-----------------------------------------------------------------------------------------------------
 14/09/2002  2002 Payment as per Schedule 'G'                                            150,000.00
-----------------------------------------------------------------------------------------------------
 04-Sep-01   CART Contribution to RMS Marketing Expenditure, 2001.                       250,000.00
-----------------------------------------------------------------------------------------------------
 17-Sep-01   Additional Facilities provided by RMS to CART for 2001
             event.                                                         0.00
-----------------------------------------------------------------------------------------------------
 16-Nov-01   Buffet Dinner for all teams. Thursday 20/9/01             17,625.00
-----------------------------------------------------------------------------------------------------
             Beverages Consumed                                         2,588.88
-----------------------------------------------------------------------------------------------------
 07-Nov-01   Schedule 'G' entitlements 2001                                              100,000.00
-----------------------------------------------------------------------------------------------------
 07-Nov-01   1,000 US Flags & 1,000 Pineapples in full colour               0.00
-----------------------------------------------------------------------------------------------------
 20-Jun-02   Fedex Banners.                                                 0.00
-----------------------------------------------------------------------------------------------------

                                                                       ------------------------------
                                                                       20,213.88         500,000.00

              Converted at (pound sterling)1 = $1.50                                      30,320.82

                                                                                      ---------------
                                DUE FROM CART TO RMS                                    $530,320.82
                                                                                      ---------------
---------------------------------------------------------------------------------------


                                                                                      ---------------
             TOTAL DUE FROM RMS TO CART                                                $2,309,746.18
--------------------------------------------------------------------------------------===============